RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1. Name of Portfolio/Series: Neuberger Berman Advisers Management
   Trust

2. Name of Issuer: Ford Motor Credit Company LLC

3. Date of Purchase: 5/15/2007

4. Underwriter from whom purchased: J.P. Morgan

5. Affiliated Underwriter managing or participating in underwriting syndicate: Lehman

6. Is a list of the underwriting syndicates members attached?
   Yes   X   	No   __

7. Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such
   discretion with respect to the purchase: 	40,000,000

8. Aggregate principal amount of offering: 1,000,000,000

9. Purchase price (net of fees and expenses):  99.833

10. Date offering commenced: 	5/15/2007

11. Offering price at close of first day on which any sales were made: 99.833

12. Commission, spread or profit: ___0.65___%	$_____/share

13. Have the following conditions been satisfied?       Yes       No
    a. The securities are:

    part of an issue registered under the Securities
    Act of 1933 which is being offered to the public;    X

    part of an issue of Government Securities;

    Eligible Municipal Securities;

    sold in an Eligible Foreign Offering; or

    sold in an Eligible Rule 144A offering?


(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)

    b.(1) The securities were purchased prior to the
      end of the first day on which any sales were made,
      at a price that is not more than the price paid by
      each other purchaser of securities in that offering
      or in any concurrent offering of the securities
      (except, in the case of an Eligible Foreign Offering,
      for any rights to purchase that are required by
      law to be granted to existing security holders of
      the issuer); OR                                    X

      (2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?

    c.The underwriting was a firm commitment
      underwriting?                                     X

    d.The commission, spread or profit was reasonable
      and fair in relation to that being received by
      others for underwriting similar securities during
      the same period (see Attachment for comparison of
      spread with comparable recent offerings)?         X

    e.The issuer of the securities, except for Eligible
      Municipal Securities, and its predecessors have
      been in continuous operation for not less than
      three years.                                      X

    f.(1)The amount of the securities, other than those
      sold in an Eligible Rule 144A Offering (see below),
      purchased by all of the investment companies
      advised by the Adviser, and by all other accounts
      with respect to which the Adviser has investment
      discretion and exercised such discretion with
      respect to the purchase, did not exceed 25% of 3
      the principal amount of the offering; OR          X

      (2)If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:

      (i)The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

      (ii)The principal amount of the offering of such class in any concurrent pubic offering?

    g.(1) No affiliated underwriter of the Fund was a
      direct or indirect participant in or beneficiary
      of the sale; OR                                   X

      (2) With respect to the purchase of Eligible
      Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

    h.Information has or will be timely supplied to the
      appropriate officer of the Fund for inclusion on
      SEC Form NSAR and quarterly reports to the
      Board?                                            X



Approved:		Date:



RULE 10f3 COMPARABLES FORM


Name of Issue Purchased by Fund:   F 7.80% 6/01/2012 CUSIP: 345397VG5



		  Comparison # 1    Comparison # 2    Comparison # 3
Security Name
(include cusip)   Ford Motor 	    Ford Motor	      Ford Motor
		  Credit Co 4.25    Credit Co FRN     Credit Co 9.875
 		  12/15/2036,	    due 1/13/2012,    8/10/2011,
		  cusip 345370cf5   cusip 345397vd2   cusip 345597va8

Yield to
Maturity          4.25 at 100       3mL + 275 at      9.875% at 100,
				    98.758, +304      +494.7

Type of Offering
(e.g., registered,
144A)	          Registered	    Registered        Registered

Date offering
commenced	  12/15/2006        12/11/2006        8/3/2006

Offering Price
at Issue	  100		    98.758            100

Was an affiliate
managing
or a member of
the syndicate?
(this is not
required and it
is preferable that
the comparable not
include an
affiliate).       Yes		    Yes		      No

Spread ($) or (%) 2.0		    .625	      .60

Note:  Minimum of two comparisons must be completed for each purchase.